Exhibit 10.10(d)

AMENDMENT TO CERTAIN STOCK PLANS

Pursuant to action taken by the Compensation Committee of the Board of Directors of Avis Budget Group, Inc. in December 2011, the following amendment was approved in respect of the following plan:

1997 Stock Option Plan

Notwithstanding any other provision of this plan to the contrary, the Compensation Committee of the Board of Director’s of Avis Budget Group, Inc. (the “Avis Budget Committee”) may, in its sole discretion, permit any award granted under this plan to be transferred to a “family member” (within the meaning of Section A.1(a)(5) of the general instructions of Form S-8) for estate planning purposes and for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Avis Budget Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the grantee and the transferee, and provided, further, that such award may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Avis Budget Committee in its sole discretion) in accordance with the terms of this plan and the applicable award agreement.